UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2007 (June 1, 2007)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 1, 2007, Rite Aid Escrow Corp. (“Escrow Corp.”), a Delaware corporation and a wholly-owned subsidiary of Rite Aid Corporation, completed the offering of $410 million aggregate principal amount of its 9.375% Senior Notes due January 2015 (the “2015 Notes”) and $810 million aggregate principal amount of its 9.5% Senior Notes due 2017 (the “2017 Notes” and together with the 2015 Notes, the “Notes”) to qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933, as amended (the “Securities Act”).  On June 4, 2007, Rite Aid Escrow Corp. merged (the “Merger”) with and into Rite Aid Corporation (“Rite Aid”) with Rite Aid being the successor corporation and the successor to Escrow Corp.  On June 4, 2007, certain subsidiaries of Rite Aid (the “Subsidiary Guarantors”), including entities acquired as part of the Acquisition (as defined in Item 3.02 below), provided a guarantee of each series of Notes.

In connection with the offering of the Notes, Escrow Corp. entered into (i) a registration rights agreement relating to the 2015 Notes, dated as of June 1, 2007 (the “Closing Date”), by and among Escrow Corp., and Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, as the initial purchasers (the “Initial Purchasers”) of the 2015 Notes (the “2015 Registration Rights Agreement”), and (ii) a registration rights agreement relating to the 2017 Notes, dated as of the Closing Date, by and among Escrow Corp. and the Initial Purchasers (together with the 2015 Registration Rights Agreement, the “Registration Rights Agreements”).   On  June 4, 2007 and in connection with the Merger, Rite Aid, the Subsidiary Guarantors and the Initial Purchasers amended and restated each of the Registration Rights Agreements (the “Amended and Restated Registration Rights Agreements”).   Each Amended and Restated Registration Rights Agreement requires Rite Aid and the Subsidiary Guarantors, at their cost, to among other things: (i) file a registration statement with respect to each series of Notes within 120 days after the Closing Date to be used in connection with the exchange of the Notes and related guarantees for publicly registered notes and related guarantees with substantially identical terms in all material respects (except for the transfer restrictions relating to the Notes); (ii) use their commercially reasonable efforts to cause the applicable registration statement to become effective under the Securities Act within 210 days after the Closing Date; and (iii) use their commercially reasonable efforts to effect an exchange offer of the Notes and the related subsidiary guarantees for registered notes and related subsidiary guarantees within 240 days after the Closing Date.  In addition, under certain circumstances, Rite Aid and the Subsidiary Guarantors may be required to file a shelf registration statement to cover resales of one or both series of Notes.

If: (i) Rite Aid and the Subsidiary Guarantors fail to file any of the registration statements required by the applicable Amended and Restated Registration Rights Agreement on or before the date specified for such filing; (ii) any of such registration statements are not declared effective by the SEC on or prior to the date specified for such effectiveness; (iii) Rite Aid and the Subsidiary Guarantors fail to consummate the applicable exchange offer within 240 days after the Closing Date; (iv) a shelf registration statement, if required, has not been filed on or prior to the 30th day after Rite Aid’s obligation to file a shelf registration statement arises; or (v) any required registration statement is filed and declared effective but thereafter ceases to be effective during the applicable period (subject to certain exceptions) (each such event referred to in clauses (i) through (v) above, a “Registration Default”), then Rite Aid will be obligated to pay additional interest to each holder of the applicable series of Notes that are subject to transfer restrictions, with respect to the first 90-day period immediately following the occurrence of a Registration Default, at a rate of 0.25% per annum on the principal amount of the applicable series of Notes that are subject to transfer restrictions held by such holder. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 0.50% per annum on the principal amount of the applicable series of Notes that are subject to transfer restrictions.  Rite Aid shall not be required to pay additional interest for more than one Registration Default at any given time.  Following the cure of the Registration Default, the accrual of additional interest will cease.

The Initial Purchasers and their affiliates have performed investment banking, commercial banking and advisory services for Rite Aid from time to time for which they have received customary fees and expenses.  Citigroup Global Markets Inc. acted as joint lead arranger and joint book runner under Rite Aid’s existing senior secured credit facility, and an affiliate of Citigroup Global Markets Inc. is a lender, the administrative agent and collateral processing agent under Rite Aid’s existing senior secured credit facility.  In connection with the Acquisition, Citigroup Global Markets Inc. acted as financial advisor to Rite Aid.  Additionally, Citigroup Global Markets Inc. acted as lead arranger and joint bookrunning manager for Rite Aid’s new Tranche 2 Term Loan Facility (as defined in Item 2.03 below) and an affiliate of Citigroup Global Markets Inc. will serve as the administrative agent.  In connection with these roles, Citigroup Global Markets Inc and its respective affiliates each receive, and will receive, customary fees.

See the disclosure in Item 2.03 below for disclosure regarding the 2015 Indenture, 2017 Indenture and the Tranche 2 Term Loan Facility (as such terms are defined in Item 2.03 below).  Such disclosure is incorporated by reference into this Item 1.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

2015 Notes and 2017 Notes

The 2015 Notes were issued pursuant to an Indenture dated as of  June 1, 2007, among Escrow Corp and The Bank of New York Trust Company, N.A., as trustee, which Indenture, as part of the Merger, was amended and restated by Rite Aid, the Subsidiary Guarantors and the Trustee on June 4, 2007 (as amended and restated, the “2015 Indenture”). The 2015 Notes are unsecured, unsubordinated obligations of Rite Aid and rank equally in right of payment with all of Rite Aid’s other unsecured, unsubordinated indebtedness.  Rite Aid’s obligations under the 2015 Notes are guaranteed, subject to certain limitations, by all of the Subsidiary Guarantors. Such guarantees, are unsecured, unsubordinated obligations of the Subsidiary Guarantors and rank equally in right of payment with all of the Subsidiary Guarantors’ other unsecured, unsubordinated indebtedness.

At any time and from time to time, prior to June 15, 2010, Rite Aid may redeem up to a maximum of 35% of the original aggregate principal amount of the 2015 Notes (including additional 2015 Notes, if any) with the proceeds of one or more equity offerings, at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that: (i) at least 65% of the original aggregate principal amount of the 2015 Notes (including additional 2015 Notes, if any) remains outstanding; and (ii) the redemption occurs within 75 days of the completion of such equity offering upon not less than 30 nor more than 60 prior days notice.  Prior to June 15, 2011, Rite Aid may redeem some or all of the 2015 Notes by paying a “make-whole” premium based on U.S. Treasury Rates.  On or after June 15, 2011, and on or after June 15 of the relevant year listed below, Rite Aid may redeem some or all of the 2015 Notes at the prices listed below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date): 2011 at a redemption price of 104.688%; 2012 at a redemption price of 102.344% and thereafter at a redemption price of 100%.

The 2017 Notes were issued pursuant to an Indenture dated as of June 1, 2007, among Escrow Corp and The Bank of New York Trust Company, N.A., as trustee, which Indenture, as part of the Merger, was amended and restated by Rite Aid, the Subsidiary Guarantors and the Trustee on June 4, 2007 (as amended and restated, the “2017 Indenture”). The 2017 Notes are unsecured, unsubordinated obligations of Rite Aid and rank equally in right of payment with all of Rite Aid’s other unsecured, unsubordinated indebtedness.  Rite Aid’s obligations under the 2017 Notes are guaranteed, subject to certain limitations, by all of the Subsidiary Guarantors. Such guarantees, are unsecured, unsubordinated obligations of the Subsidiary Guarantors and rank equally in right of payment with all of the Subsidiary Guarantors’ other unsecured, unsubordinated indebtedness.

At any time and from time to time, prior to June 15, 2010, Rite Aid may redeem up to a maximum of 35% of the original aggregate principal amount of the 2017 Notes (including additional 2017 Notes, if any) with the proceeds of one or more equity offerings, at a redemption price equal to 109.50% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that: (i) at least 65% of the original aggregate principal amount of the 2017 Notes (including additional 2017 Notes, if any) remains outstanding; and (ii) the redemption occurs within 75 days of the completion of such equity offering upon not less than 30 nor more than 60 prior days notice. Prior to June 15, 2012, Rite Aid may redeem some or all of the 2017 Notes by paying a “make-whole” premium based on U.S. Treasury Rates. On or after June 15, 2012, and on or after June 15 of the relevant year listed below, Rite Aid may redeem some or all of the 2017 Notes at the prices listed below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date): 2012 at a redemption price of 104.750%; 2013 at a redemption price of 103.167%, 2014 at a redemption price of 101.583% and 2015 and thereafter at a redemption price of 100%.

Each of the following constitutes an event of default under the 2015  Indenture and the 2017 Indenture: (1) failure to make the payment of any interest on the 2015 Notes or the 2017 Notes, as applicable, when the same becomes due and payable, and such failure continues for a period of 30 days; (2) failure to make the payment of any principal of, or premium, if any, on, any of the applicable series of Notes when the same becomes due and payable at its stated

maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; (3) failure to comply with the covenant described under “—Merger, Consolidation and Sale of Property” in the applicable Indenture; (4) failure to comply with any other covenant or agreement in the applicable series of Notes or in the applicable Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to Rite Aid as provided below; (5) a default under any debt Rite Aid or any restricted subsidiary that results in acceleration of the final maturity of such debt, or failure to pay any such debt at final maturity (giving effect to applicable grace periods), in an aggregate amount greater than $35.0 million or its foreign currency equivalent at the time; (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $35.0 million (or its foreign currency equivalent at the time) that shall be rendered against Rite Aid or any restricted subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect;  (7) certain events involving bankruptcy, insolvency or reorganization of  Rite Aid or any significant subsidiary; and (8) any subsidiary guarantee of a significant subsidiary ceases to be in full force and effect (subject to certain exceptions) and such default continues for 20 days after notice to Rite Aid, or any subsidiary guarantor that is a significant subsidiary denies or disaffirms its obligations under the applicable series of notes.  A default under clause (4) is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the applicable series of Notes then outstanding notify Rite Aid of the default and Rite Aid does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

Rite Aid is not required to make mandatory sinking fund payments with respect to either series of Notes.

Upon a change of control, as defined in each of the 2015 Indenture and the 2017 Indenture, Rite Aid is required to purchase all of the applicable series of Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The covenants in the 2015 Indenture and in the 2017 Indenture limit the ability of the Company and certain of its subsidiaries to, among other things: (1) incur additional debt; (2) pay dividends or make other restricted payments; (3) purchase, redeem or retire capital stock or subordinated debt; (4) make asset sales; (5) enter into transactions with affiliates; (6) incur liens; (7) enter into sale leaseback transactions; (8) provide subsidiary guarantees; (9) make investments; and (10) merge or consolidate with any other person.

Tranche 2 Term Loan

On the closing date of the Acquisition, Rite Aid entered into a $1,105.0 million Tranche 2 Term Loan Facility (the “Tranche 2 Term Loan Facility”) and used the proceeds to pay a portion of the Acquisition consideration, Acquisition related fees and expenses and for general corporate purposes.  The Tranche 2 Term Loan Facility will mature on the seventh anniversary of the closing date of the Acquisition and will bear interest at a rate per annum equal to, at Rite Aid’s option, either (i) an “Adjusted LIBOR” plus an interest rate spread to be determined based on market conditions or (ii) the “Alternate Base Rate” plus an interest rate spread to be determined based on market conditions. The Tranche 2 Term Loan Facility is guaranteed by the Subsidiary Guarantors. The Tranche 2 Term Loan Facility and the guarantees by subsidiaries of JCG (PJC) USA, LLC acquired in the Acquisition (the “Jean Coutu Subsidiary Guarantors”) will initially be secured by a first priority lien on the pledges of the membership interests and common stock, as applicable, of the Jean Coutu Subsidiary Guarantors, other than JCG (PJC) USA, LLC (collectively, the “JC Equity Collateral”). Following Rite Aid’s filing of its first balance sheet following the Acquisition, the liens on the JC Equity Collateral will be released and the Tranche 2 Term Loan Facility will be secured by a first priority interest in the accounts receivable and chattel paper, deposit accounts, cash management accounts, contracts, documents, general intangibles, instruments, intellectual property, inventory and prescription files of the Subsidiary Guarantors. Rite Aid must make mandatory prepayments of the Tranche 2 Term Loan Facility with the proceeds of the asset dispositions by Rite Aid and its subsidiaries (subject to certain limitations, reinvestment rights), with a portion of any excess cash flow generated by Rite Aid and its subsidiaries, with the proceeds of certain issuances of equity by Rite Aid and its subsidiaries and with the proceeds of certain issuances of debt by Rite Aid and its subsidiaries (subject to certain exceptions). If at any time there is a shortfall in Rite Aid’s borrowing base (which is based on Rite Aid’s accounts receivables, script lists and inventory), and no loans or uncollateralized letters of credit are outstanding under Rite Aid’s existing senior secured credit facility, Rite Aid must mandatorily prepay the term loans under Rite Aid’s existing senior secured credit facility and the Tranche 2 Term Loan Facility (on a pro rata basis in accordance with principal amounts outstanding thereunder) to eliminate such shortfall.  The Tranche 2 Term Loan Facility contains similar covenants and events of default as those contained in Rite Aid’s existing senior secured credit facility.

Item 3.02  Unregistered Sales of Equity Securities.

As previously disclosed, on June 4, 2007, Rite Aid completed its acquisition (the “Acquisition”) of the Brooks and Eckerd drugstore chains from The Jean Coutu Group (PJC) Inc. (“Jean Coutu Group”), pursuant to the Stock Purchase Agreement, dated as of August 23, 2006, between Rite Aid and Jean Coutu Group (the “Stock Purchase Agreement”).  Pursuant to the terms of the Stock Purchase Agreement, Rite Aid paid $2.36 billion in cash, subject to a final determination of the working capital adjustment included therein, and issued 250 million shares of Rite Aid common stock to Jean Coutu Group. The shares issued to Jean Coutu Group represent approximately 30% of the total Rite Aid voting power.   The shares were issued in a private transaction in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933 (the “Securities Act”).  The basis for relying on this exemption is that the issuance of Rite Aid common stock to Jean Coutu, as a portion of the consideration for the Acquisition, was a privately negotiated transaction with one accredited investor that did not involve a general solicitation. The certificates representing the shares of common stock issued in the Acquisition contain a legend to the effect that such shares are not registered under the Securities Act and may not be transferred except pursuant to a registration which has become effective under the Securities Act or pursuant to an exemption from such registration.  We have granted Jean Coutu Group rights with respect to the registration under the Securities Act of the shares of our common stock issued pursuant to the Stock Purchase Agreement or acquired by Jean Coutu Group pursuant to certain stock purchase rights or open market purchase rights under our previously disclosed stockholder agreement with Jean Coutu Group and certain Coutu family members.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, effective upon consummation of the Acquisition, Rite Aid’s Board was expanded to 14 directors and the following persons were appointed to the Board: André Belzile, François J. Coutu, Michel Coutu and Dennis Wood.   Additionally and as previously disclosed, effective upon consummation of the Acquisition, Robert G. Miller stepped down as Chairman of the board but remains a director and Mary F. Sammons became Chairman in addition to continuing in her roles as President and CEO, and John G. Danhakl and Alfred M. Gleason resigned from the Board.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As previously disclosed, effective upon consummation of the Acquisition, Rite Aid amended its restated certificate of incorporation to increase the number of authorized shares of common stock to 1.5 billion shares from 1 billion shares.

As previously disclosed, effective upon consummation of the Acquisition, Rite Aid amended and restated its by-laws. The amendments provide for the new position of Non-Executive Co-Chairman of the board of directors, update certain provisions to provide for changes in technology and applicable law, address certain administrative matters and amend the provisions relating to notice of stockholder proposals and nominations for election to the board of directors. Also, as previously disclosed, effective upon consummation of the Acquisition, Section 1 Article III of the by-laws was deleted and replaced in its entirety by a new Section 1, which changes the voting standard for the election of directors from a plurality to a majority voting standard in uncontested elections.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits.

4.1     Amended and Restated Indenture governing the 2015 Notes, dated as of June 4, 2007, among Rite Aid Corporation (as successor to Rite Aid Escrow Corp.), the Subsidiary Guarantors named therein and The Bank of New York Trust Company, N.A, as Trustee

4.2      Amended and Restated Indenture governing the 2017 Notes, dated as of June 4, 2007, among Rite Aid Corporation (as successor to Rite Aid Escrow Corp.), the Subsidiary Guarantors named therein and The Bank of New York Trust Company, N.A, as Trustee

10.1    Amended and Restated Registration Rights Agreement relating to the 2015 Notes, dated June 4, 2007, among  Rite Aid Corporation (as successor to Rite Aid Escrow Corp.), the Subsidiary Guarantors named therein and Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, as the Initial Purchasers of the 2015 Notes

10.2    Amended and Restated Registration Rights Agreement relating to the 2017 Notes, dated June 4, 2007, among  Rite Aid Corporation (as successor to Rite Aid Escrow Corp.), the Subsidiary Guarantors named therein and Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, as the Initial Purchasers of the 2017 Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 6, 2007	By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

4.1

Amended and Restated Indenture governing the 2015 Notes, dated as of June 4, 2007, among Rite Aid Corporation (as successor to Rite Aid Escrow Corp.), the Subsidiary Guarantors named therein and The Bank of New York Trust Company, N.A, as Trustee

4.2

Amended and Restated Indenture governing the 2017 Notes, dated as of June 4, 2007, among Rite Aid Corporation (as successor to Rite Aid Escrow Corp.), the Subsidiary Guarantors named therein and The Bank of New York Trust Company, N.A, as Trustee

10.1

Amended and Restated Registration Rights Agreement relating to the 2015 Notes, dated June 4, 2007, among Rite Aid Corporation (as successor to Rite Aid Escrow Corp.), the Subsidiary Guarantors named therein and Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, as the Initial Purchasers of the 2015 Notes

10.2

Amended and Restated Registration Rights Agreement relating to the 2017 Notes, dated June 4, 2007, among Rite Aid Corporation (as successor to Rite Aid Escrow Corp.), the Subsidiary Guarantors named therein and Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, as the Initial Purchasers of the 2017 Notes